                                                                     EXHIBIT 4.5

                 [This Security is a Depositary Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee of the Depositary to a successor Depositary or a nominee of such successor Depositary) may be registered except in such limited circumstances.

                 Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


REGISTERED                                            REGISTERED
                                                      PRINCIPAL AMOUNT:
NO. FLR                                               U.S. $


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                           MEDIUM-TERM NOTE, SERIES C

                                (FLOATING RATE)               CUSIP

ORIGINAL ISSUE DATE:                       INITIAL INTEREST RATE:
STATED MATURITY DATE:
CALCULATION AGENT:                         INDEX MATURITY:    SPREAD: +/-
                                           ___ 1 MONTH
                                           ___ 3 MONTHS       SPREAD MULTIPLIER:
                                           ___ 6 MONTHS
                                           ___ 1 YEAR
                                           ___ OTHER


INTEREST       COMMERCIAL                                         TREASURY
RATE BASIS: __ PAPER RATE __ PRIME RATE __ LIBOR  __ REUTERS  ___ RATE
                                                  __ TELERATE

                    __ FED FUNDS      __ CD RATE        __ OTHER________________
                       RATE

MAXIMUM INTEREST RATE:      %   INTEREST PAYMENT PERIOD:________________

MINIMUM INTEREST RATE:      %   INTEREST RATE RESET PERIOD:_____________

REGULAR RECORD DATE(S):                    INTEREST RESET DATE(S):

INTEREST PAYMENT DATE(S):                  INTEREST DETERMINATION DATE(S):

                                           CALCULATION DATE:

REDEMPTION DATE(S):                        REDEMPTION PERIOD(S) AND PRICE(S):

REPAYMENT DATE(S):                         REPAYMENT PRICE(S):

INITIAL MATURITY DATE:                     RENEWAL TERMS:  (IF ANY)

FINAL MATURITY DATE:                       EXTENSION TERMS:  (IF ANY)

OTHER PROVISIONS:                          OPTIONAL RESET DATE(S):  (IF ANY)


                 NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a District of Columbia cooperative association (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

                                                               U.S. DOLLARS,
on the Stated Maturity Date set forth above, and to pay interest thereon at the rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate," "Determination of Prime Rate," "determination of LIBOR," "Determination of Treasury Rate, "Determination of Fed Funds Rate," "Determination of CD Rate" or "Determination of Other Interest Rate Basis," depending upon whether the Interest Rate Basis specified above is Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Fed Funds Rate, CD Rate or Other, which Rate may be adjusted by adding or subtracting the Spread or by multiplying the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. The "Spread," if any, is the number of basis points designated above, and the "Spread Multiplier," if any, is the percentage designated above. The Company will pay interest monthly, quarterly, semiannually or annually as specified above under Interest Payment Period commencing with the First Interest Payment Date specified above next succeeding the Original Issue Date, and thereafter on the Interest Payment Dates as specified above, and on the Maturity Date or, if applicable, upon redemption or repayment (such Stated Maturity Date, redemption date or repayment date, a "Maturity"). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest set forth above (whether or not a Business Day), next preceding such Interest Payment Date; provided, however, that if the Original Issue Date falls between a Regular Record Date and an Interest Payment Date, the first payment of interest will be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on such next succeeding Regular Record Date; and provided further that interest payable at Maturity shall be payable to the Person to whom principal shall be payable (whether or not such Maturity is an Interest Payment Date). Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made [at the office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a holder of $10,000,000 or more in aggregate principal amount of Securities of like tenor and terms shall be entitled to receive such payment of interest by wire transfer in immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date for such payment of interest][by wire transfer to the account designated by the Depositary]. The Company has initially designated Bank of Montreal Trust Company as its Paying Agent for the Securities the Borough of Manhattan, The City of New York.

                 REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                      NATIONAL RURAL UTILITIES COOPERATIVE
                                        FINANCE CORPORATION,


  TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION                     By
                                        -----------------------------------
                                                 Governor
This is one of the Securities
of the series designated therein
issued under the within-mentioned
Indenture.

Dated:

Harris Trust and Savings                     ---------------------------------
  Bank, as Trustee                           Assistant Secretary-Treasurer

                                      Attest:
                                             -------------------------------
                                             Assistant Secretary-Treasurer
By
  -------------------------
  Authorized Signatory

            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                           MEDIUM-TERM NOTE, SERIES C

                                (FLOATING RATE)


                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of December 15, 1987, as supplemented by a First Supplemental Indenture dated as of October 1, 1990 (the Indenture as so supplemented being herein called the "Indenture"), between the Company and Harris Trust and Savings Bank, as successor trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is unlimited in aggregate principal amount.

                 Each Security of this series shall be dated the date of its authentication by the Trustee. Each Security of this series shall also bear an Original Issue Date, as specified on the face hereof, and such Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of such original Security (or such subsequently issued Securities) regardless of their dates of authentication.

                 Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity specified on the face hereof. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security is subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination as defined herein. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of, or exchange any Security during a period of 15 days next preceding the day of the first mailing of the notice of redemption of Securities selected for redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part.

                 Unless one or more Repayment Dates is specified above, this Security shall not be repayable at the option of the Holder on any date prior to the Stated Maturity specified above. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security is subject to repayment on any such date (or during any such range) at the option of the Holder at a price equal to 100% of the principal amount hereof or, if this Security is a Discounted Security (as specified on the face hereof), the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together in the case of any such repayment with accrued interest to the Repayment Date, but interest installments whose Stated Maturity is prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular or Special Record Dates, all as provided in the Indenture. For this Security to be repaid at the option of the Holder, the Paying Agent must receive at least 30 days but not more than 60 days prior to the Repayment Date on which this Security is to be repaid, (a) appropriate wire transfer instructions and (b) either (i) this Security with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Repayment" on this Security, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such Security and form duly completed is received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder shall be irrevocable, except a Holder who has tendered this Security for repayment pursuant to a Reset Notice or an Extension Notice (each as defined in the Prospectus Supplement related hereto). The repayment option with respect to this Security may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment must be an authorized denomination as defined herein. The Company will not be required to register the transfer or exchange of any Security following the receipt of a notice to repay a Security as described above. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Trustee, whose determination will be final, binding and non-appealable.

                 In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be delivered to the registered Holder upon the cancellation hereof.

                 If so specified above, the Stated Maturity of this Security may be extended at the option of the Company, in the manner set forth below (unless otherwise provided on the face hereof), for the period or periods specified above (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth above:

                 (a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but no more than 60 days prior to the Stated Maturity in effect prior to such exercise (the "Original Stated Maturity"). If the Company exercises such option, the Paying Agent will mail by first-class mail, postage pre-paid, to the Holder of this Security no later than 40 days prior to the Original Stated Maturity a notice setting forth (i) the election of the Company to extend the Original Stated Maturity, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security), (iii) the Spread and/or Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the Paying Agent's transmittal of the Extension Notice, the Original Stated Maturity of this Security shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, this Security will have the same terms as prior to the transmittal of such Extension Notice.

                 (b) Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity of this Security the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a Spread and/or Spread Multiplier that is higher than the Spread and/or Spread Multiplier provided for in the Extension Notice for the Extension Period by mailing or causing the Paying Agent to transmit notice, by first class mail, postage prepaid, of such higher Spread and/or Spread Multiplier to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period.

                 (c) If the Company elects to extend the Stated Maturity of this Security, the Holder hereof will have the option to elect repayment of this Security by the Company on the Original Stated Maturity at a price equal to the principal amount hereof plus interest accrued to such date. In order for this Security to be so repaid on the Original Stated Maturity, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder hereof has tendered this Security for repayment pursuant to an Extension Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity.

         If so specified above, this Security may be renewed by the Holder of the Security on an Interest Payment Date (specified above) occurring in or prior to the twelfth month following the Original Issue Date (the "Initial Maturity Date") in accordance with the procedures described below:

                 (a) On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified above) prior to the Initial Maturity Date (as specified above) of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder of this Security elects to extend the term of this Security or any portion hereof as provided below. If the Holder of this Security does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

                 (b) A Holder of this Security may elect to renew the term of this Security, or if specified above, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed Paying Agent) at the Corporate Trust Office not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified above as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. An election to renew the term of this Security may be exercised with respect to less than the entire principal amount of this Security only if so specified above and only in such principal amount, or any integral multiple in excess thereof, as specified above. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity specified above.

                 (c) If the Holder of this Security does not elect to renew this Security, this Security must be presented to the Trustee (or any duly appointed Paying Agent) simultaneously with notice of such election (or, in the event notice of such election, together with a guarantee of delivery within five Business Days, is transmitted on behalf of the Holder hereof from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, within five Business Days of the date of such notice). As soon as practicable following receipt of this

         Security the Trustee (or any duly appointed Paying Agent) will issue in exchange of this Security in the name of the Holder hereof (i) a Security, in a principal amount equal to the principal amount of this Security for which the election to renew the term hereof was exercised, with terms identical to those specified on this Security (except for the Original Issue Date and the Initial Interest Rate and except that such Security will have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if such election is made with respect to less than the full principal amount of this Security, a replacement Security in a principal amount equal to the principal amount of this Security for which the election was made, with terms identical to this Security.

                 If so specified above, the Spread and/or Spread Multiplier of this Security may be reset at the option of the Company on the date set forth on the face hereof (each an "Optional Reset Date") in accordance with the procedures described below):

                 (a) The Company may exercise such option by notifying the Paying Agent of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date set forth on the face hereof. If the Company exercises such option, the Paying Agent will mail by first-class mail, postage prepaid, to the Holder of this Security not later than 40 days prior to such Optional Reset Date a notice (the "Reset Notice") setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier of this Security, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption of this Security during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Security (each such period a "Subsequent Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

                 (b) Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date of this Security, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a Spread and/or Spread Multiplier that is higher for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Paying Agent to mail notice of such higher Spread and/or Spread Multiplier by first class mail, postage prepaid, to the Holder of this Security. Such notice shall be irrevocable. All Securities with respect to which the Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher Spread and/or Spread Multiplier.

                 (c) If the Company elects to reset the Spread and/or
         Spread Multiplier of this Security, the Holder of this Security will have the option to elect repayment of this Security by the Company on any Optional Reset Date at a price equal to the principal amount hereof plus interest accrued to such Optional Reset Date. In order for this Security to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Security or notification to the Paying Agent shall be a least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder hereof has tendered this Security for repayment pursuant to a Reset Notice, such Holder may, by written notice to the Paying Agent, revoke such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

                 Commencing with the first interest payment date specified on the face hereof following the Original Issue Date, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually (each an "Interest Reset Date") as shown on the face hereof under Interest Rate Reset Period; provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Payment Date will be the Initial Interest Rate selected on the face hereof and
(ii) unless otherwise specified above, the interest rate in effect hereon for the ten days immediately prior to the Maturity hereof shall be that in effect on the 10th day preceding such Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day (as defined below), such Interest Reset Day shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions under the heading "Determination of LIBOR" below, and (ii) such Business Day is in the next succeeding calendar month limit, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the sum of interest on this Security shall be the sum determined in accordance with the provisions under the applicable heading below.

                 The interest rate on this Security will in no event be higher than the interest rate permitted by New York law as the same may be modified by United States law of general applicability. Under present New York law, subject to certain exceptions, the maximum rate of interest for any loan less than $250,000 is 16% per annum and for any Loan in the amount of $250,000 or more but less than $12,500,000 is 25% on a simple interest basis. This limit may not apply if $2,500,000 or more has been invested in Securities.

                 DETERMINATION OF COMMERCIAL PAPER RATE. "Commercial Paper Rate" means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper bearing the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System selected by the Calculation Agent ("H.15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 9:00 a.m. New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for Commercial Paper during the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication selected by the Calculation Agent ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 p.m. New York City time on such Interest Calculation Date such Rate is not yet published in either H.15(519) or Composite Quotations, the rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m. New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York Selected by the Calculation Agent for Commercial Paper for the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate then in effect on such Interest Determination Date.

                 "MONEY MARKET YIELD" means a yield (expressed as a percentage rounded, if necessary, to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                            D x 360
                 Money Market Yield =   ----------------   x 100
                                          360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

                 DETERMINATION OF PRIME RATE. Unless otherwise specified above, if the Interest Rate Basis on the Security is the Prime Rate, such rate with respect to any Interest Reset Date shall equal (i) the rate set forth for the relevant Interest Determination Date in H.15(519) under the heading "Bank Prime Loan", or (ii) if such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page"), as such bank's prime rate or base lending rate as in effect for such Interest Determination Date or (iii) if fewer than four such rates appear on the Reuters Screen NYMF Page on such Interest Determination Date, the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent for which quotations are requested, adjusted in each case by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if fewer than two banks selected as aforesaid are quoting as mentioned in this sentence, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in the City of New York on such date by the appropriate number of substitute banks or trust companies, organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500 million and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Interest Determination Date will be the interest rate otherwise in effect on such Prime Interest Determination.

      DETERMINATION OF LIBOR. Unless otherwise specified above, if the Interest Rate Basis on this Security is LIBOR, such rate with respect to any Interest Reset Date will be determined by the Calculation Agent in accordance with the following provisions:

      (i) LIBOR will be, as specified on the face hereof, either: (a) the arithmetic mean of the offered rates for deposits in U.S. Dollars having the Index Maturity shown on the face hereof, commencing on the second London Business Day immediately following such Interest Determination Date, which appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 A.M., London time, on such Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposit in U.S. dollars having the Index Maturity specified above, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the display designated as page "3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits) ("Telerate Page 3750) as of 11:00 A.M., London time, on such Interest Determination Date ("LIBOR Telerate"). If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR will be determined as if LIBOR Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, LIBOR for such Interest Determination Date will be determined as described in (ii) below.

      (ii) With respect to an LIBOR Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in
(i)(a) above, or on which no rate appears on Telerate Page 3750, as specified in (i)(b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having the Index Maturity shown on the face hereof are offered at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") to prime banks in the London interbank market, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of such quotations as determined by the Calculation Agent, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication of the Spread Multiplier, if any, specified on the face hereof. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, having the Index Maturity shown on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a Representative Amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be the interest rate otherwise in effect on such Interest Determination Date.

                 DETERMINATION OF TREASURY RATE. "Treasury Rate" means with respect to each Interest Determination Date specified on the face hereof the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "U.S. Government Securities -- Treasury Bills -- Auction Average (Investment)" or, if not so published by 9:00 a.m. New York City time, on the Interest Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of Treasury. In the event that the results of the auction of

Treasury bills bearing the Index Maturity specified on the face hereof are not published or announced as provided above by 3:00 p.m. New York City time on such Interest Calculation Date or if no such auction is held in a particular week then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis), of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified index maturity, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate then in effect on such Interest Determination Date.

                 DETERMINATION OF FED FUNDS RATE. "Fed Funds Rate" means with respect to each Interest Determination Date specified on the face hereof the rate on such date for Federal Funds as such rate shall be published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 a.m. New York City time on the Calculation Date pertaining to such Interest Determination Date, the Fed Funds Rate will be the rate on such Interest Determinate Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate is not published by 3:00 p.m. New York City time on such Calculation Date, then the Fed Funds Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 a.m. New York City time on such Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Fed Funds Rate will be the Fed Funds Rate in effect as at such Interest Determination Date.

                 DETERMINATION OF CD RATE. "CD Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)" or, if not so published by 9:00 a.m. New York City time on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit". If such rate is not published by 3:00 p.m. New York City time on such Calculation Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10 a.m., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable US Dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000 or, if greater, an amount that is representative for a single transaction in the relevant market at the time, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting, the CD Rate will be the CD Rate in effect on such Interest Determination Date.


                 DETERMINATION OF OTHER INTEREST RATE BASES.





                 Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Interest Calculation Date.

                 The Interest Calculation Date, if applicable, pertaining to any Interest Determination Date, shall be the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or if sooner the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be. All percentages resulting from any calculation on this Security will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation on this Security will be rounded to the nearest cent (with one-half cent being rounded upward).

                 The Calculation Agent will upon the request of the Holder of this Security provide to such Holder the interest rate hereon then in effect and if different the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date (outlined below) specified on the face hereof.

                 If any Interest Payment Date specified hereof would otherwise be a day that is not a business day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above, and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business

Day as if made on the date such payment was due, and no interest on such payment will accrue.

                 "Business Day" means (i) any day that is not a Saturday or Sunday and that in The City of New York is not a day on which banking institutions generally are authorized or obligated by or pursuant to law, regulation or executive order to close and (ii) only if the rate of interest on the Security should be determined in accordance with the provisions of the heading "Determination of LIBOR" above, any such day on which dealings on deposit in U.S. dollars are transacted on the London interbank market (a "London Business Day").

                 The date as of which the Interest Rate will be determined (the "Interest Determination Date") for each Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of Fed Funds Rate", or "Determination of CD Rate" above will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest of the Security shall be determined in accordance with the provisions of the heading "Determination of Treasury Rate" above (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date for Treasury Bills should fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

                 Interest payments for this Security will include interest accrued from and including the most recent date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date, if no interest has been paid with respect to this Security) to, but excluding the Interest Payment Date (or Maturity Date); provided, however, that if the Interest Reset Dates with respect to the Security are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued from but excluding the most recent Regular Record Date in respect of which interest has been paid or duly provided for, or from and including the date of issue, to and including the next preceding Regular Record Date, provided however, that interest payments for this Security at

Maturity will include interest accrued to but excluding the Maturity Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360, in the case of the Commercial Paper Rate, Prime Rate, LIBOR, Fed Funds Rate or CD Rate, or by the actual number of days in the year, in the case of the Treasury Rate.

                 The Company at its option, subject to the terms and conditions provided in the Indenture, (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture after the Company deposits with the Trustee (or, in certain circumstances, 91 days after the Company deposits with the Trustee), pursuant to an escrow trust agreement, money or U.S. Government Obligations, or a combination of money and U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the Securities on the dates such payments are due in the currency, currencies or currency unit or units, in which such Securities are payable and in accordance with the terms of the Securities.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected thereby (acting as one class), on behalf of the Holders of all Securities of each such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or interest on this Security on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of the tenor and terms, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                              --------------------

                                 ABBREVIATIONS


         The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common              UNIF GIFT MIN Act ____Custodian____
TEN ENT  - as tenants by the entireties                       (cust)     (Minor)
JT TEN   - as joint tenants with right             Under Uniform Gifts to
           of survivorship and not as              Minors Act__________________
           tenants in common                                      (State)

         Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns and transfer(s) unto

Please insert social security
or other identifying number
of assignee
/                              /

- -----------------------------------------------------------------------------
PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- -----------------------------------------------------------------------------
- -----------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing_____________________________________________________Attorney
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      -------------------               ------------------------------------
                                                       Signature
                                        (The signature to this assignment must
                                        correspond with the name as written
                                        upon the face of the within instrument
                                        in every particular, without
                                        alteration or enlargement or any
                                        change whatever.)

                           OPTION TO ELECT REPAYMENT


     TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE AT THE OPTION OF THE HOLDER AND THE HOLDER ELECTS TO EXERCISE SUCH RIGHTS


                 The undersigned hereby irrevocably requests and instructs the Company to repay the attached Security (or portion thereof specified below) pursuant to its terms at a price equal to 100% of the principal amount thereof together in the case of any such repayment with interest to the Repayment Date, to the undersigned at ___________________________________________________.

                 For the Security to be repaid at the option of the Holder, the paying agent must receive at its corporate trust office, at least 30 days but not more than 60 days prior to the Repayment Date on which the Security is to be repaid, (i) the Security together with this "Option to Elect Repayment" form duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the certificate number or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security, together with this duly completed form entitled "Option to Elect Repayment" on the reverse of the Security, will be received by the paying agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter, provided, however, that such telegram, telex, facsimile transmission or letter shall be effective only if the Security with such form duly completed are received by the paying agent by such fifth Business Day.

                 If less than the entire principal amount of the attached Security is to be repaid, specify the portion thereof which the Holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Security or Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): ______________________.


Dated:
      -----------------------            ------------------------------
                                         NOTICE:  The signature to this
                                         Option to Elect Repayment must
                                         correspond with the name as written
                                         upon the face of the within
                                         instrument in every particular,
                                         without alteration or enlargement
                                         or any change whatsoever.